                               STOCK PURCHASE AGREEMENT



                                       BETWEEN


                                  DOUGLAS H. HANSON


                                         AND


                            ROCKY MOUNTAIN INTERNET, INC.






                                   OCTOBER 1, 1997


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                             STOCK PURCHASE AGREEMENT

     This Agreement is made as of October 1, 1997 between Douglas H. Hanson (the "Purchaser") and Rocky Mountain Internet, Inc., a Delaware corporation (the "Company").

                                      SECTION 1
                                     Definitions

     "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including consequential damages), dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses (including costs of investigation and defense), and fees, including court costs and attorneys' fees and expenses, but not including any special, indirect, or incidental damages or damages resulting from lost profits.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

     "APPLICABLE RATE" means 8% per annum.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or reasonably could form the basis for any specified consequence.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means the common stock of the Company, $0.001 par value per share.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not already generally available to the public.

     "CONTROLLED GROUP OF CORPORATIONS" means the Controlled Group of Corporations (as such term is defined in Code Section 1563) of which the Company is the common parent.

     "DOCUMENTS" has the meaning set forth in Section 5.3(b) below.

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     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW" means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

     "FINANCIAL STATEMENT" has the meaning set forth in Section 4.8 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4 below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4 below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) the names "Rocky Mountain Internet, Inc." and "Rocky Mountain Internet," all fictional business names, all registered and unregistered trademarks, service marks, and applications, trade dress, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software licensed or owned by the Company (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means, with respect to the Company, actual knowledge of any of Brian W. Dimoff, Roy J. Dimoff, Richard Dingess, David L. Evans, Kevin R. Loud, Michael R. Mara, Nancy P. Phillips, and D. Kirk Roberts, after reasonable investigation.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MATERIAL" or "MATERIAL" means material in relation to the business, operations, affairs, financial conditions, or properties of the Company and its Subsidiaries, taken as a whole.

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     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the
Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section
4.8 below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4.8 below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4.8 below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, a limited liability limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "PURCHASE PRICE" has the meaning set forth in Section 2.2 below.

     "PURCHASER" has the meaning set forth in the preface above.

     "REGISTRATION AGREEMENT" means that certain agreement of even date herewith between the Company and the Purchaser pursuant to which the Company has agreed to register the Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Purchaser.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

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     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SHARES" has the meaning set forth in Section 2.1 below.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, dated on or after December 31, 1987.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4 below.

     "WARRANT AGREEMENT" means that certain agreement of even date herewith between the Company and the Purchaser pursuant to which the Company has agreed to issue the Warrants to the Purchaser.

     "WARRANTS" means the warrants to purchase 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, subject to adjustment, which Warrants are issuable to the Purchaser pursuant to the Warrant Agreement.

                                      SECTION 2

         Issuance, Purchase, and Sale of Common Stock and Warrants

     2.1 ISSUANCE AND DELIVERY OF SHARES. Contemporaneously with the execution of this Agreement, the Company has (i) issued 1,225,000 shares (the "Shares") of its Common Stock, $0.001 par value per share, to the Purchaser in such denominations as the Purchaser has determined; and (ii) entered into the Warrant Agreement with the Purchaser.

     2.2 PURCHASE AND SALE OF SHARES AND WARRANTS. Contemporaneously with the execution of this Agreement, the Purchaser has purchased from the Company the Shares and the Warrants for the purchase price of $2,450,000, by delivery and tender of a certified or official bank check (the "Purchase Price").


                                      SECTION 3
                             Acknowledgments of Receipt

     The Company hereby acknowledges receipt of the Purchase Price. The Purchaser hereby acknowledges receipt of the Shares.

                                      SECTION 4
                    Representations and Warranties of the Company

     The Company represents and warrants to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Company to the Purchaser on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Company has delivered to the Purchaser correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), copies of the contents of which were given to counsel by the Company, contain a complete summary of all Material actions taken by the Company since the time of incorporation and reflect all transactions referred to in such minutes accurately in all Material respects. The stock certificate books and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company and its Subsidiaries is in default under or in violation of any Material provision of its charter or bylaws.

     4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $0.001 per share, of which 5,390,729 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which 250,000 shares have been designated "Series A Convertible Preferred Stock" (herein, "Series A Preferred") and of which 92,500 shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 92,500 shares of its Common Stock for issuance upon conversion of the Series A Preferred, 552,300 shares of Common Stock for issuance to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors, and 2,231,983 shares for issuance upon conversion of outstanding common stock purchase warrants, options (other than options granted to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors), and other derivative securities, and pursuant to antidilution provisions of currently outstanding securities (including derivative securities). Options to purchase 514,437 shares of Common Stock are issued and outstanding under the Company's 1996 Employees' Stock Option Plan. Options to purchase 4,500 shares of Common Stock are issued and outstanding under the Company's 1996 Non-Employees Directors' Stock Option Plan. Options to purchase 40,370 shares of Common Stock are issued and outstanding under the Company's 1997 Non-Qualified Stock Option Plan. All outstanding securities of the Company were issued in substantial compliance with applicable federal and state securities laws. Section 4.2(a) of the Disclosure Schedule is a shareholders' list containing the names and stock ownership of all record holders of the Company's Common Stock as of September 30, 1997. Section 4.2(b) of the Disclosure Schedule lists all authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock and the record owners of all such authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that are outstanding. Section 4.2(c) of the Disclosure Schedule lists all outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company and all outstanding awards thereunder. Except as set forth in this Agreement and Section 4.2 of the Disclosure Schedule, the Company is not under any obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued. To the Knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     4.3 AUTHORIZATION. All corporate action on the part of the Company and its directors and shareholders necessary for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Shares, and the performance of all of the Company's obligations hereunder has been taken. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights and by general principles of equity. The Shares are validly issued, fully paid, and nonassessable and free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares are not subject to any preemptive rights or rights of first refusal.

     4.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, (i) violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or results in the imposition of any Security Interest upon any of its assets). None of the Company and its Subsidiaries has been required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.5 BROKERS' FEES. None of the Company and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.6 TITLE TO ASSETS. Except as disclosed in Section 4.6 of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets (other than Intellectual Property) used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     4.7 SUBSIDIARIES. Section 4.7 of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company's Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Except as disclosed in Section 4.7 of the Disclosure Schedule, none of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Subsidiary of the Company.

     4.8 FINANCIAL STATEMENTS. Disclosed in Section 4.8 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, 1995, and 1996 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 8 months ended August 31, 1997 (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete in all Material respects, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all Material respects); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be Material individually or in the aggregate) and lack footnotes and other presentation items.

     4.9 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any Material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date, except as disclosed in Section
4.9 of the Disclosure Schedule:

         (a) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (b) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

          (c) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

          (d) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

          (f) none of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (g) none of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 individually or $5,000 in the aggregate;

          (h) none of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (i) none of the Company and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

          (j) none of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property other than to customers in the Ordinary Course of Business;

          (k) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

          (l) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (m) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (n) none of the Company and its Subsidiaries has experienced any Material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (o) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees other than travel advances and office advances made in the ordinary course of business;

         (p) none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (q) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (r) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (s) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

         (t) none of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (u) there has not been any other Material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries; and

         (v) none of the Company and its Subsidiaries has committed to any of the foregoing.

    4.10 UNDISCLOSED LIABILITIES. Except as disclosed in Section 4.10 of the Disclosure Schedule, none of the Company and its Subsidiaries has any liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability ), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

    4.11 LEGAL COMPLIANCE. Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has substantially complied with all applicable laws (including

Material rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

    4.12 TAX MATTERS.

         (a) Except as disclosed in Section 4.12 of the Disclosure Schedule, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except Taxes not yet due and payable.

         (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) To the Knowledge of the Company, there is no Basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any Tax authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section 4.12 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1993.

         (d) Except as disclosed in Section 4.12 of the Disclosure Schedule, none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (f) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed the reserve for Taxes established on the books and records of the Company as of the date hereof in accordance with the Ordinary Course of Business of the Company and its Subsidiaries in filing their Tax Returns.

    4.13. SECURITIES ACT AND EXCHANGE ACT FILINGS. Section 4.13 of the Disclosure Schedule lists all registration statements (including amendments thereto) filed with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act and all reports (including amendments thereto) filed with the Securities and Exchange Commission under the Securities Exchange Act. The Company has made available to the Purchaser correct and complete copies of all such registration statements and reports. Such registration statements and reports do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements contained therein not misleading.

    4.14 REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

         (a) Neither the Company nor any of its Subsidiaries owns any real property.

         (b) Section 4.14(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. The Company has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Section 4.14(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.14(b) of the Disclosure Schedule:

              (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

              (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

              (3) the Company is not and, to the Knowledge of the Company, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (4) the Company has not and, to the Knowledge of the Company, no other party to the lease or sublease has repudiated any provision thereof;

              (5) to the Knowledge of the Company, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (6) with respect to each sublease, the representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

              (7) none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

              (8) to the Knowledge of the Company, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (9) to the Knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities, including all specialized needs due to the nature of the Company's business; and

              (10) to the Knowledge of the Company, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, value, or marketability of title of the property subject thereto.

    4.15 INTELLECTUAL PROPERTY.

         (a) The Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the date hereof will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the date hereof. Each of the Company and its Subsidiaries has taken all commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

         (c) Section 4.15(c) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. With respect to each item of Intellectual Property required to be identified in Section 4.15(c) of the Disclosure Schedule:

              (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect as it applies to the Company;

              (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms as it applies to the Company following the date hereof;

              (3) to the Knowledge of the Company, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (4) to the Knowledge of the Company, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

              (5) with respect to each sublicense, the representations and warranties set forth in subsections (1) through (4) above are true and correct with respect to the underlying license;

              (6) to the Knowledge of the Company, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

              (8) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (d) To the Knowledge of the Company, the continued operation of the business of the Company and its Subsidiaries will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

    4.16 TANGIBLE ASSETS. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets reasonably necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

    4.17 INVENTORY. The inventory of the Company and its Subsidiaries is fit for the purpose for which it was procured, and all of it is substantially free from damage and defects.

    4.18 CONTRACTS. Section 4.18 of the Disclosure Schedule lists the following contracts (other than contracts described in Sections 4.14 and 4.15(c)) and other agreements to which any of the Company and its Subsidiaries is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, will result in a Material loss to any of the Company and its Subsidiaries, or involves consideration in excess of $5,000;

         (iii) any agreement concerning a partnership, joint venture, collaborative enterprise, and all similar entities and ventures in which the Company is an interest and similar agreements to which the Company is a party;

         (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         (v) any agreement concerning confidentiality or noncompetition;

         (vi) any agreement with any of the Company and its Affiliates (other than the Company and its Subsidiaries);

         (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other Material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (viii) any collective bargaining agreement;

         (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

         (x) any agreement under which it has advanced or loaned funds of any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

         (xi) any other agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

         (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

    The Company has delivered to the Purchaser a correct and complete copy of each written agreement listed in Section 4.18 of the Disclosure Schedule (as amended to date) and a written summary setting forth the Material terms and conditions of each oral agreement referred to in Section 4.18 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not, and, to the Knowledge, of the Company, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) the Company has not, and, to the Knowledge of the Company, no other party has repudiated any provision of the agreement.

    4.19 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records in accordance with GAAP, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted through the date hereof in accordance with the Ordinary Course of Business of the Company and its Subsidiaries.

    4.20 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

    4.21 INSURANCE. Section 4.21 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

         (i) the name, address, and telephone number of the agent;

         (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (iii) the policy number and the period of coverage;

         (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

         (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

    With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor the Subsidiary is, and, to the Knowledge of the Company, no other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) neither the Company nor the Subsidiary has, and, to the Knowledge of the Company, no other party to the policy has repudiated any provision thereof. Each of the Company and its Subsidiaries has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.21 of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

    4.22 LITIGATION. Section 4.22 of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as disclosed in Section 4.22 of the Disclosure Schedule, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.22 of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries.

    4.23 PRODUCT WARRANTY. Each product sold, leased, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments, and none of the Company and its Subsidiaries has any Liability (and, to the Knowledge of the Company, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.23 of the Disclosure
Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

    4.24 PRODUCT LIABILITY. None of the Company and its Subsidiaries has any Liability (and, to the Knowledge of the Company, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by any of the Company and its Subsidiaries.

    4.25 EMPLOYEES. Except as disclosed in Section 4.25 of the Disclosure, to the Knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has committed any unfair labor practice. To the Knowledge of the Company, the is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries. To the Knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, patent disclosure agreement, or any other agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.

    4.26 EMPLOYEE BENEFITS.

         (a) Section 4.26 of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and the Controlled Group of Companies maintains or to which any of the Company and its Subsidiaries contributes.

              (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all Material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (2) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (b) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and the Controlled Group of Corporations (which includes the Company and its Subsidiaries) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, there have been no Material Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the directors and officers (and employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

         (c) None of the Company and the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (d) None of the Company and the Controlled Group of Companies maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

    4.27 GUARANTIES. None of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

    4.28 ENVIRONMENT, HEALTH, AND SAFETY.

         (a) To the Knowledge of the Company, each of the Company and its Subsidiaries has complied with all Environmental Laws and all Occupational Safety and Health Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. To the Knowledge of the Company, without limiting the generality of the preceding sentence, each of the Company and its Subsidiaries has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws and all Occupational Safety and Health Laws.

         (b) To the Knowledge of the Company, none of the Company and its Subsidiaries has any Liability for any illness of or personal injury to any employee or other individual for any reason under any Environmental Laws and all Occupational Safety and Health Law.

    4.29 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND ITS SUBSIDIARIES. None of the Company and its Affiliates has been involved in any business arrangement or relationship with each other or with any of the Company's Subsidiaries within the past 12 months, and none of the Company's Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

    4.30 DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Section 4 not misleading.


                                      SECTION 5
                   Representations and Warranties of the Purchaser

     The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares and Warrants as follows:

    5.1 ACCREDITED INVESTOR.  The Purchaser is an Accredited Investor.

    5.2 INVESTMENT. The Purchaser is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any unregistered distribution thereof.

    5.3 RESTRICTED SECURITIES. The Purchaser understands and acknowledges that the Shares are not being registered under the Securities Act or relevant state securities laws, but are being offered and sold pursuant to exemptions from such registrations, and that the Purchaser may not sell, transfer, assign, convey, pledge, hypothecate, or otherwise dispose of any of the Shares in any manner without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Shares for such purpose pursuant to the Securities Act, as then amended, and applicable state securities laws; or (ii) such registration. In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company that the
Purchaser:

         (a) has the financial ability to bear the economic risk for the investment in the Shares, has adequate means for providing for his current needs and contingencies, and has no need for liquidity with respect to the investment in the Shares;

         (b) has been furnished with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and Current Report on Form 8-K dated August 15, 1997 (collectively, the "Documents") and has evaluated the risks of a purchase of the Shares based on the information contained therein and in this Agreement;

         (c) has been given the opportunity to ask questions of, and receive answers from, the management of the Company concerning the terms, conditions, and other matters pertaining to the investment in the Shares and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents;

         (d) except as described in Section 5.3(c), the Purchaser has not been furnished with any oral or written representation or oral or written information in connection with the offering of the Shares; and

         (e) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of the Shares and of making an informed investment decision with respect thereto.

    5.4 VALID AGREEMENT. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights.

    5.5 BROKERS OR FINDERS. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

    5.6 DISCLOSURE. The representations and warranties contained in this
Section 5 do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Section 5 not misleading.

                                      SECTION 6
     Actions Taken and Deliveries Made Prior to or Contemporaneously with the
                             Execution of this Agreement

     The following actions have been taken or documents have been delivered, as the case may be, prior to or contemporaneously with the execution of this
Agreement:

    6.1 RESIGNATION OF OFFICERS AND DIRECTORS. Roy J. Dimoff has resigned from all positions held by him as an officer or director of the Company. Gerald Van Eeckhout has resigned from his position as chairman of the board of directors of the Company.

    6.2 ELECTION OF PURCHASER. The Company has caused the election of the Purchaser has been appointed as the President, Chief Executive Officer, and chairman of the board of directors of the Company, and Reynaldo Ortiz and D. D. Hock have been appointed as directors of the Company.

    6.3 OPINION OF COUNSEL. The Purchaser has received from counsel to the Company an opinion in form satisfactory to the Purchaser


                                      SECTION 7
                                      [RESERVED]


                                      SECTION 8
                                Post-Closing Covenants

    The Parties hereby covenant and agree as follows:

    8.1 GENERAL. In the event that at any time after the date hereof any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

    8.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the date hereof involving any of the Company and its Subsidiaries, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and will provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

    8.3 RULE 144 REPORTING. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of the Shares to the public without registration, the Company agrees to use its Best Efforts to:

         (a) make and keep adequate public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof; and

         (b) use its Best Efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.


                                      SECTION 9
                       Remedies for Breaches of This Agreement

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All of the representations and warranties of the Parties contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of closing) and continue in full force and effect for a period of three years thereafter (subject to the prior expiration of any applicable statutes of limitations), except as to representations and warranties regarding Tax matters, which shall survive for a period equal to the longest period provided an any applicable statute of limitations relating to such Tax matters. The covenants of the Parties set forth in Section 8 shall survive the date hereof indefinitely.

     9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER. In the event the Company has breached (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, or covenants contained herein, and provided that the Purchaser makes a written claim for indemnification against the Company within the applicable survival period set forth in Section 9.1, then the Company agrees to indemnify the Purchaser from and against the entirety of any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach).

     9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY. In the event the Purchaser has breached (or in the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of his representations, warranties, or covenants contained herein, and provided that the Company makes a written claim for indemnification against the Purchaser within the applicable survival period set forth in Section 9.1, then the Purchaser agrees to indemnify the Company from and against the entirety of any Adverse Consequences the Company may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Company may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach).

     9.4  MATTERS INVOLVING THIRD PARTIES.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced thereby.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified
    Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         (e) Notwithstanding anything contained in this Section 9 to the contrary, if a full and unconditional settlement offer solely for money damages is made by the applicable third party involved in the Third Party Claim, as to which offer the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept, and the Indemnified Party declines to accept such settlement offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, at the Indemnified Party's sole expense, and the amount of any ultimate liability with respect to which the Indemnifying Party has any obligation to pay under this Section 9 shall be equal to the lesser of:
    (i) the amount of the settlement offer that the Indemnified Party declined to accept; or (ii) the ultimate loss incurred by the Indemnified Party.

    9.5 DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

    9.6 OTHER INDEMNIFICATION PROVISIONS. In addition to the remedies provided in Sections 9.2, 9.3, and 9.4 for breaches of any representation, warranty, or covenant contained in this Agreement, all other statutory, equitable, and common law remedies shall be available to the Parties.


                                      SECTION 10
                                    Miscellaneous

    10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Colorado, without regard to any provisions applicable to conflicts of laws.

    10.2 [RESERVED]

    10.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. The Purchaser may not assign any of his rights to indemnification under this Agreement. The Company may not assign its rights to indemnification under this Agreement except by operation of law or in connection with the sale, exchange, transfer, or other disposition of all or substantially all of its assets.

    10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrant Agreement, and the Registration Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and neither Party shall be liable or bound to the other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

    10.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding by a Party seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the other Party in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

    10.6 WAIVER. Subject to the provisions of Section 9.6, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

    10.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by telecopier, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to the Purchaser, at the Purchaser's address or telecopier number set forth below, or at such other address or telecopier number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address or telecopier number set forth below and addressed to the attention of the Corporate Secretary, or at such other address or telecopier number as the Company shall have furnished to the Purchaser.

Such notices and communications shall be sent or delivered as follows:

    If to the Company, to:             Rocky Mountain Internet, Inc.
                                       1099 Eighteenth Street
                                       30th Floor
                                       Denver, Colorado 80202
                        telephone:     303/672-0700
                        telecopy       303/672-0711

                                       With a Copy to:
                                       Robert Mintz, Esq.
                                       Sherman & Howard, L.L.C.
                                       633 Seventeenth Street
                                       Suite 3000
                                       Denver, Colorado 80202
                        telephone:     303/299-8001
                        telecopy:      303/298-0940

    If to the Purchaser, to:           Douglas H. Hanson
                                       2925 East Exposition Avenue
                                       Denver, Colorado 80209
                        telephone:     303/777-4311
                        telecopy:      303/777-4314

                                       With a Copy to:
                                       Ned A. Minor, Esq.
                                       Minor & Brown, P.C.
                                       650 South Cherry Street
                                       Suite 1100
                                       Denver, Colorado 80222
                        telephone:     303/320-1053
                        telecopy:      303/320-6330

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by telecopier, on the date of such delivery and verified, in the case of telecopier transmission, by confirmation of such transmission, (y) in the case of a nationally-recognized overnight courier, on the day such delivery is confirmed by such courier or by the recipient, and (z) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

    10.8 EXPENSES. The Company and the Purchaser shall each bear its or his own expenses with respect to this Agreement and the transactions contemplated hereby.

    10.9 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Execution of a facsimile copy of this Agreement by any Party and delivery of a copy this Agreement bearing the facsimile signature of any Party shall constitute the valid and binding execution and delivery of this Agreement, and facsimile copies of this Agreement bearing the facsimile signature of any Party shall constitute an original document enforceable against such Party.

    10.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

    10.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    10.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

    10.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    10.13 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    The foregoing Agreement is hereby executed as of the date first above written.

PURCHASER

/s/ Douglas H. Hanson
-------------------------------
Douglas H. Hanson


COMPANY

Rocky Mountain Internet, Inc., a Delaware corporation

By:      /s/ David L. Evans
         --------------------------
         David L. Evans

Title:   Executive Vice President

                   [Exhibits and Disclosure Schedule omitted]